Exhibit 15.2
Proxy

Please
sign
and
return
this
proxy
whether
or not
you expect
to attend
the
meeting

You may
nevertheless
vote in
person if
you attend

This proxy is solicited on behalf of Telvent’s Board of Directors

     The undersigned hereby appoints Mr. Ignacio González Domínguez and Mr. José Ignacio del Barrio Gómez and each of them as proxies, each with the full power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the Ordinary Shares of Telvent GIT, S.A. held of record by the undersigned on November 15, 2010, at the Extraordinary Meeting of Shareholders to be held on November 22, 2010, on the first call, and, as the case may be, on November 23, 2010, on the second call, and at any adjournments thereof:
1.	Ratification and appointment, as appropriate, of Directors.

For ☐	Against ☐	Abstain ☐
2.	Authorization of the Board of Directors to repurchase its ordinary shares, directly or indirectly through Group Companies, in accordance with current legislation

For ☐	Against ☐	Abstain ☐
3.	Authorize the Board of Directors with express powers of substitution, to interpret, amend, complement, execute, registration, substitution of powers and adaptation of the agreements to be adopted by the shareholders at this meeting.

For ☐	Against ☐	Abstain ☐
4.	Approval, as the case may be, of the minutes of this meeting as may be required by law.

For ☐	Against ☐	Abstain ☐
5.	In their discretion, the proxies are authorized to vote upon such other business as properly may come before the meeting.

For ☐	Against ☐	Abstain ☐
This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 through 5.
Unless directed otherwise by the transfer agent or your broker, proxy cards should be delivered to the Company to the attention of the Secretary to the Board of Directors.

Please sign exactly as your name appears in the record book. When shares are held by joint tenants, both should sign.

When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

Number of Ordinary Shares Owned:____________
(Signature)

Date: ____, 2010	Printed Name:

(Signature, if held jointly)

Printed Name:

Address:

Please mark, sign, date and return the proxy card promptly

State of ______________________
County of _____________________
The foregoing instrument was acknowledged before me this ____ day of _________ 2010, by ______________________.

Notary

*	English translation of proxy published in Spain on October 19, 2010.